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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF PRESTON GATES & ELLIS, LLP]

                               September 26, 2003

VirtGame Corp.
6969 Corte Santa Fe, Suite A
San Diego, CA 92121

Re:      REGISTRATION STATEMENT ON FORM SB-2
         -----------------------------------

Gentlemen:

         We have acted as counsel to VirtGame Corp. (the "Company") in connection with its Registration Statement on Form SB-2, as may be amended and supplemented from time to time (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed resale of (i) up to 12,234,780 shares (the "Shares") of the Company's common stock, $.001 par value ("Common Stock"), previously issued to the selling stockholders named in the prospectus (the "Selling Stockholders") which forms part of the Registration Statement, and (ii) up to 10,628,814 shares of Common Stock issuable to the Selling Stockholders upon the exercise of warrants (the "Warrant Shares").

         For purposes of rendering this opinion, we have examined originals or copies of such documents and records as we have deemed appropriate. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing and the effect, if any, of the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that (i) the Shares are legally issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the warrants, will be legally issued, fully paid and nonassessable.

         We are furnishing this opinion to the Company solely in connection with the Registration Statement. This opinion may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" and elsewhere in the Registration Statement and related Prospectus of the Company, including documents incorporated by reference.

                                                 Very truly yours,

                                                 /s/  Preston Gates & Ellis LLP